Exhibit 99.1

QUIKSILVER, INC. AND SUBSIDIARIES—CONTINUING OPERATIONS

INFORMATION RELATED TO OPERATING SEGMENTS (UNAUDITED)

					Six months ended				Fiscal year ended
In thousands	Q1		Q2		April 30,		Q3	Q4	October 31,
	2014	2013	2014	2013	2014	2013	2013	2013	2013	2012
Revenues, net:
Americas	$173,165	$182,636	$186,427	$226,302	$359,592	$408,938	$261,191	$223,204	$893,333	$960,719
EMEA	167,953	169,026	161,977	164,725	329,930	333,751	163,750	180,814	678,315	703,097
APAC	69,875	72,695	59,721	63,581	129,596	136,276	62,769	83,025	282,070	305,518
Corporate operations	175	684	90	955	265	1,639	615	1,367	3,621	3,621

	$411,168	$425,041	$408,215	$455,563	$819,383	$880,604	$488,325	$488,410	$1,857,339	$1,972,955
Gross Profit:
Americas	$75,110	$78,121	$78,972	$90,772	$154,082	$168,893	$109,512	$91,883	$370,288	$408,361
EMEA	96,122	98,225	86,242	87,861	182,364	186,086	97,220	97,271	380,577	391,499
APAC	36,808	39,236	33,413	31,523	70,221	70,759	32,259	40,856	143,874	156,328
Corporate operations	69	682	244	(1,155)	313	(473)	855	(288)	94	(299)

	$208,109	$216,264	$198,871	$209,001	$406,980	$425,265	$239,846	$229,722	$894,833	$955,889
SG&A Expense:
Americas	$83,692	$85,187	$91,670	$83,877	$175,362	$169,064	$76,920	$73,752	$319,736	$349,350
EMEA	84,747	82,900	80,046	80,837	164,793	163,737	88,863	94,398	346,998	336,276
APAC	32,615	37,192	33,391	37,735	66,006	74,927	33,838	37,624	146,389	157,145
Corporate operations	10,765	16,745	8,540	14,473	19,305	31,218	15,101	20,767	67,086	59,040

	$211,819	$222,024	$213,647	$216,922	$425,466	$438,946	$214,722	$226,541	$880,209	$901,811
Asset Impairments:
Americas	$222	$1,621	$4,191	$5,322	$4,413	$6,943	$1,086	$1,182	$9,211	$5,267
EMEA	661	1,547	15,770	10	16,431	1,557	1,066	381	3,004	560
APAC	—	—	—	—	—	—	—	112	112	1,407
Corporate operations	—	—	—	—	—	—	—	—	—	—

	$883	$3,168	$19,961	$5,332	$20,844	$8,500	$2,152	$1,675	$12,327	$7,234
Operating Income/(Loss):
Americas	$(8,804)	$(8,687)	$(16,889)	$1,573	$(25,693)	$(7,114)	$31,506	$16,949	$41,341	$53,744
EMEA	10,714	13,778	(9,574)	7,014	1,140	20,792	7,291	2,492	30,575	54,663
APAC	4,193	2,044	22	(6,212)	4,215	(4,168)	(1,579)	3,120	(2,627)	(2,224)
Corporate operations	(10,696)	(16,063)	(8,296)	(15,628)	(18,992)	(31,691)	(14,246)	(21,055)	(66,992)	(59,339)

	$(4,593)	$(8,928)	$(34,737)	$(13,253)	$(39,330)	$(22,181)	$22,972	$1,506	$2,297	$46,844